Exhibit 35.8

Commercial Mortgage Servicing D1050-084, 8th Fl 401 South Tryon Street Charlotte, NC 28202 1-800-326-1334

ANNUAL STATEMENT OF COMPLIANCE

Reference is hereby made to that certain Pooling and Servicing Agreement dated as of February 1, 2018, by and among WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC., as Depositor, WELLS FARGO BANK, NATIONAL ASSOCIATION, as General Master Servicer, TORCHLIGHT LOAN SERVICES LLC, as General Special Servicer, NATIONAL COOPERATIVE BANK, N.A., as NCB Master Servicer and as NCB Special Servicer, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Certificate Administrator, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee, and PENTALPHA SURVEILLANCE LLC, as Operating Advisor and as Asset Representations Reviewer, with respect to Commercial Mortgage Pass-Through Certificates, Series 2018-BNK10 (the “Agreement”). Capitalized terms used herein not otherwise defined shall have the meanings assigned in the Agreement.

Pursuant to Section 11.09 of this Agreement, I, Leslie Hayton, Managing Director of Commercial Mortgage Services do hereby certify that:

1.

A review of the activities of the General Master Servicer during the period from February 1, 2018 through December 31, 2018 (the “Reporting Period”), and of its performance per the Agreement during such period has been made under my supervision, and

2.	To the best of my knowledge, based on such review, the General Master Servicer, has fulfilled all of its obligations under this Agreement in all material respects throughout the Reporting Period.

3.

A statement that a registered public accounting firm that is a member of the American Institute of Certified Public Accountants has issued an attestation report on such Reporting Servicer’s assessment of compliance with the Applicable Servicing Criteria as of and for such period

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 28th day of February 2019.

_________________________________

Leslie Hayton

Managing Director

Wells Fargo Bank

Wells Fargo Bank, N.A.